UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 14, 2010

(Date of earliest event reported)

Corning Natural Gas Corporation

(Exact name of registrant as specified in its charter)

New York	000-00643	16-0397420
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 West William Street, Corning, New York	14830
(Address of principal executive offices)	(Zip Code)

(607) 936-3755

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Corning Natural Gas Corporation has received the resignations of two of its directors, Thomas J. Smith and Gregory J. Osborne effective September 13, 2010. At its regularly scheduled meeting on September 14, 2010, the board of directors of Corning Natural Gas accepted the resignations. Mr. Smith had served as a director of Corning Natural Gas since December 2006, and is also a director of Gas Natural Inc. (formerly, Energy, Inc.). Mr. Osborne had been a director of Corning Natural Gas since April 2009 and is also a director of Gas Natural Inc. Mr. Gregory Osborne is the son of Richard Osborne, the chairman, president and a major shareholder of Gas Natural Inc. It is the understanding of the Company that Mr. Richard Osborne sold all of the shares of Corning Natural Gas owned by the Richard M. Osborne Trust as of September 13, 2010. As previously announced, on August 27, 2010, Gas Natural withdrew its non-binding offer to purchase all of the outstanding shares of Corning Natural Gas.

At its regular meeting on September 14, 2010, the board of directors of Corning Natural Gas elected Henry B. Cook to replace Gregory Osborne on the Compensation Committee. Mr. Smith had served as chairman of the board's Audit Committee and the board intends to identify a replacement as soon as practicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Corning Natural Gas Corporation

By: /s/ Michael I. German

President and Chief Executive Officer

Dated: September 16, 2010